UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2012

Horsehead Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377
(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania	15205
(Address of Principal Executive Offices)	(Zip Code)

(724) 774-1020
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Horsehead Holding Corp. (the “Company”) held its annual meeting of stockholders at The Westin Bristol Place Hotel, 950 Dixon Road, Toronto, ON, Canada M9W 5N4 (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 43,787,364 representing the number of shares of common stock outstanding as of the close of business on March 30, 2012, the record date for the Annual Meeting.

The results for each matter voted on were as follows:

a.  Election of Director. The following Class III director was elected to serve for a three-year term expiring at the annual meeting in 2015:

	Votes for	Votes Withheld	Broker Non-Votes

T. Grant John	33,131,702	1,755,309	6,219,199

b.  Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
39,970,734	1,099,752	35,724	0

c.  Non-Binding Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2012 (the “Proxy Statement”) under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables was approved on an advisory basis.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
34,229,334	590,826	66,851	6,219,199

d.  Approval of the Company’s 2012 Incentive Compensation Plan. The 2012 Incentive Compensation Plan as described under “Description of the 2012 Incentive Compensation Plan” in the Proxy Statement was approved.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
29,989,920	4,665,889	231,202	6,219,199

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 18, 2012.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich
By:	Robert D. Scherich
Its:	Vice President and Chief Financial Officer